U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
of earliest event reported)
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 19, 2010

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Commission File No. 333-123465
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Universal Bioenergy, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	20-1770378
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

19800 Mac Arthur Blvd.,  Ste. 300
Irvine, CA 92612
(Address of principal executive offices)

(888) 263-2009
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" “Universal” refer to Universal Bioenergy, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 8.01 Other Events

Gas Purchase Agreement with CenterPoint Energy Resources Corp.

NDR Energy Group LLC, a subsidiary of Universal Bioenergy, has signed a Gas Purchase Agreement with  CenterPoint Energy Resources Corp., a wholly owned subsidiary of CenterPoint Energy Inc., based in Houston, Texas. CenterPoint Energy Inc., reported total  revenues of $8.2 Billion, including  $3.7 Billion for their National Gas Distributions operations, for the year ended December 31, 2009.

Under the terms of the agreement, NDR Energy Group will sell natural gas directly  to  CenterPoint Energy Resources Corp.  CenterPoint Energy Inc., (NYSE: CNP), based on their filings with the SEC,  is the nation’s third largest publicly traded  gas distribution company, with 3.2 million natural gas customers in six states, including Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas.

With the signing of this agreement, Universal and NDR Energy have the opportunity to assist CenterPoint Energy Resources Corp., in providing clean and reliable natural gas to its three million residential, commercial and industrial customers.

Although the agreement limits disclosing of the  full details and terms, we believe, although we cannot guarantee, this transaction with CenterPoint Energy Resources Corp., should generate millions of dollars in  revenues, for Universal and NDR Energy. Management also believes the transaction should have a significant impact on Universal’s market value and assets.

Item 9.01 Financial Statements and Exhibits.

(d) None

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Bioenergy, Inc .
Date: August 19, 2010	By:	/s/ Vince M. Guest
Vince M. Guest Chief Executive Officer